Exhibit 99.1
GigaCloud Technology Inc Announces Third Quarter and Nine Months Ended September 30, 2025 Financial Results
— Achieves Record Quarterly Revenue and EPS Despite Challenging Environment —
EL MONTE, Calif., November 6, 2025 — GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B technology solutions for large parcel merchandise, today announced financial results for the third quarter and nine months ended September 30, 2025.
Third Quarter 2025 Financial Highlights
•Total revenues of $332.6 million, increased 9.7% year-over-year.
•Gross profit of $77.0 million, decreased 0.4% year-over-year.
Gross margin was 23.2%, compared to 25.5% in the third quarter of 2024.
•Net income of $37.2 million, decreased 8.6% year-over-year.
Net income margin was 11.2%, compared to 13.4% in the third quarter of 2024.
Diluted EPS increased 1.0% year-over-year to $0.99.
•Adjusted EBITDA1 of $43.4 million, decreased 11.1% year-over-year.
Adjusted EPS – diluted2 increased 0.8% year-over-year to $1.16.
•Cash and cash equivalents, Restricted Cash, and Investments totaled $366.6 million as of September 30, 2025, compared with $303.1 million as of December 31, 2024.
Year-to-Date 2025 Financial Highlights
•Total revenues of $927.2 million, increased 7.2% year-over-year.

•Gross profit of $217.7 million, decreased 1.1% year-over-year.
Gross margin was 23.5%, compared to 25.5% for the same period of 2024.

•Net income of $98.9 million, increased 4.3% year-over-year.
Net income margin was 10.7%, compared to 11.0% for the same period of 2024.
Diluted EPS increased 11.3% year-over-year to $2.56.

•Adjusted EBITDA of $120.0 million, decreased 4.8% year-over-year.
Adjusted EPS – diluted of $3.11, increased 1.6% year-over-year.
Operational Highlights
•GigaCloud Marketplace GMV3 increased 20.7% year-over-year to $1,488.5 million for the 12 months ended September 30, 2025.
1     Adjusted EBITDA is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EBITDA” set forth at the end of this press release.
2     Adjusted EPS – diluted is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
3    GigaCloud Marketplace GMV means the total gross merchandise value of transactions ordered through our GigaCloud Marketplace including GigaCloud 3P and GigaCloud 1P, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.

•3P seller GigaCloud Marketplace GMV4 increased 24.4% year-over-year to $790.4 million for the 12 months ended September 30, 2025. 3P seller GigaCloud Marketplace GMV represented 53.1% of total GigaCloud Marketplace GMV for the 12 months ended September 30, 2025.
•Active 3P sellers5 increased 17.2% year-over-year to 1,232 for the 12 months ended September 30, 2025.
•Active buyers6 increased 33.8% year-over-year to 11,419 for the 12 months ended September 30, 2025.
•Spend per active buyer7 was $130,349 for the 12 months ended September 30, 2025.
“This quarter reaffirmed the resilience of our diversified business,” said Larry Wu, Founder and Chief Executive Officer. “The return to top-line growth in Noble House reflects the impact of focused optimization, and our planned acquisition of New Classic advances our vision of a truly channel-agnostic B2B marketplace that connects suppliers and retailers with greater reach and efficiency. Through disciplined execution and a robust, debt-free balance sheet that supports our growth initiatives, we continued to scale in a difficult environment and strengthen the foundation for long-term value creation. The macro environment is beyond our control, but how we execute and adapt is not. Resilience is what keeps us moving forward.”

“Our disciplined execution generated $78 million in operating cash flow this quarter, providing the fuel to execute our long-term capital allocation strategy with precision,” said Erica Wei, Chief Financial Officer. “This allows us to consistently return capital to shareholders through buybacks — a highly effective tool for enhancing earnings per share — while simultaneously investing in strategic acquisitions to secure our future growth pipeline.”

Planned Acquisition

On October 24, 2025, GigaCloud announced that it has entered into a binding term sheet to acquire 100% of New Classic Home Furnishings, Inc. (“New Classic”) for $18 million in cash. At closing, New Classic will become a wholly owned subsidiary of GigaCloud, further expanding the Company’s channel-agnostic B2B marketplace and enhancing its domestic distribution capabilities.
Business Outlook
The Company expects its total revenues to be between $328 million and $344 million in the fourth quarter of 2025. This forecast reflects the Company’s current and preliminary views on the market and operational conditions, which are subject to change and cannot be predicted with reasonable accuracy as of the date hereof.
Share Repurchase Program
On August 13, 2025, the Company’s Board of Directors approved a $111.0 million share repurchase program. The program became effective on August 17, 2025 and will remain in effect for a period of three years. The previously authorized share repurchase program was terminated effective August 16, 2025. As of November 6, 2025, the Company has repurchased approximately 4.9 million of its Class A ordinary shares for $87 million under its share repurchase programs since its IPO in 2022.
Under the share repurchase program, the Company may purchase its ordinary shares through various means, including open market transactions, privately negotiated transactions, block trades, any combination thereof or other legally permissible means. The Company may effect repurchase transactions in compliance with Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The number of shares repurchased and the timing of repurchases will
4     3P seller GigaCloud Marketplace GMV means the total gross merchandise value of transactions sold through our GigaCloud Marketplace by 3P sellers, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.
5    Active 3P sellers means sellers who have sold a product in GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
6    Active buyers means buyers who have purchased a product in the GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
7    Spend per active buyer is calculated by dividing the total GigaCloud Marketplace GMV within the last 12-month period by the number of active buyers as of such date.

depend on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with the Company’s working capital requirements, general business conditions and other factors.
Conference Call
The Company will host a conference call to discuss its financial results at 6:30 pm U.S. Eastern Time on November 6, 2025. Participants who wish to join the call should pre-register here at https://dpregister.com/sreg/10204254/10043517936. Upon registration, participants will receive the dial-in number and a unique PIN, which can be used to join the conference call. If participants register and forget their PIN or lose their registration confirmation email, they may re-register to receive a new PIN. All participants are encouraged to dial in 15 minutes prior to the start time. A live and archived webcast of the conference call will be accessible on the Company’s investor relations website at: https://investors.gigacloudtech.com/.
About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, which it refers to as the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. The Company offers a truly comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories such as home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EPS – diluted, to understand and evaluate its core operating performance. Adjusted EBITDA is net income excluding interest, income taxes and depreciation, further adjusted to exclude share-based compensation expense. Adjusted EPS – diluted is a financial measure defined as our Adjusted EBITDA divided by our diluted weighted-average shares outstanding, respectively. Management uses Adjusted EBITDA and Adjusted EPS – diluted as measures of operating performance, for planning purposes, to allocate resources to enhance the financial performance of our business, to evaluate the effectiveness of our business strategies and in communications with our Board of Directors and investors concerning our financial performance. Non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.
For more information on the non-GAAP financial measures, please see the tables captioned “Unaudited Reconciliation of Adjusted EBITDA” and “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
Forward-Looking Statements
This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.
For investor and media inquiries, please contact:

GigaCloud Technology Inc
Investor Relations
Email: ir@gigacloudtech.com
PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except for share data and per share data)

	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$334,851	$259,759
Restricted cash	703	685
Investments	31,011	42,674
Accounts receivable, net	59,818	57,313
Inventories	176,361	172,489
Prepayments and other current assets	19,245	14,672
Total current assets	621,989	547,592
Non-current assets
Operating lease right-of-use assets	425,536	451,930
Property and equipment, net	33,311	29,498
Intangible assets, net	5,283	6,198
Goodwill	12,586	12,586
Deferred tax assets	11,021	10,026
Other non-current assets	14,385	12,645
Total non-current assets	502,122	522,883
Total assets	$1,124,111	$1,070,475

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(In thousands except for share data and per share data)

	September 30, 2025	December 31, 2024
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$79,460	$78,163
Contract liabilities	5,233	4,486
Current operating lease liabilities	99,887	88,521
Income tax payable	11,589	13,615
Accrued expenses and other current liabilities	103,458	79,594
Total current liabilities	299,627	264,379
Non-current liabilities
Operating lease liabilities, non-current	361,122	395,235
Deferred tax liabilities	732	941
Finance lease obligations, non-current	662	382
Non-current income tax payable	4,653	4,321
Total non-current liabilities	367,169	400,879
Total liabilities	$666,796	$665,258
Commitments and contingencies	$—	$—

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(In thousands except for share data and per share data)

	September 30, 2025	December 31, 2024
Shareholders’ equity
Treasury shares, at cost (835,661 and 609,390 shares held as of September 30, 2025 and December 31, 2024, respectively)	$(18,639)	$(11,816)
Class A ordinary shares ($0.05 par value, 50,673,268 shares authorized, 30,136,429 and 32,878,735 shares issued as of September 30, 2025 and December 31, 2024, respectively, 29,163,245 and 32,269,345 shares outstanding as of September 30, 2025 and December 31, 2024, respectively)	1,501	1,643
Class B ordinary shares ($0.05 par value, 9,326,732 shares authorized, 8,076,732 and 8,076,732 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)	403	403
Additional paid-in capital	94,674	120,262
Accumulated other comprehensive income (loss)	1,859	(4,136)
Retained earnings	377,517	298,861
Total shareholders’ equity	457,315	405,217
Total liabilities and shareholders’ equity	$1,124,111	$1,070,475

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands except for share data and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Service revenues	$108,370	$110,340	$299,362	$282,750
Product revenues	224,268	192,976	627,788	582,510
Total revenues	332,638	303,316	927,150	865,260
Cost of revenues
Services	98,473	86,422	263,485	231,948
Products	157,116	139,643	445,946	413,066
Total cost of revenues	255,589	226,065	709,431	645,014
Gross profit	77,049	77,251	217,719	220,246
Operating expenses
Selling and marketing expenses	25,477	18,605	68,813	52,645
General and administrative expenses	8,511	15,296	35,882	56,965
Research and development expenses	2,534	2,582	8,211	7,435
Losses on disposal of property and equipment	7	45	127	213
Total operating expenses	36,529	36,528	113,033	117,258
Operating income	40,520	40,723	104,686	102,988
Interest expense	(71)	(87)	(126)	(227)
Interest income	3,120	2,703	8,555	6,556
Foreign currency exchange gains (losses), net	(557)	3,337	882	(479)
Government grants	40	21	258	29
Others, net	980	1,177	3,236	1,361
Income before income taxes	44,032	47,874	117,491	110,228
Income tax expense	(6,857)	(7,189)	(18,618)	(15,379)
Net income	$37,175	$40,685	$98,873	$94,849
Foreign currency translation adjustment, net of nil income taxes	101	(173)	1,391	(551)
Net unrealized gain on available-for-sale investments	10	17	3	19
Intra-entity foreign currency transactions gain (loss)	(420)	—	4,602	—
Release of foreign currency translation reserve related to liquidation of subsidiaries	—	—	(1)	—
Total other comprehensive income (loss)	(309)	(156)	5,995	(532)
Comprehensive Income	$36,866	$40,529	$104,868	$94,317
Net income per ordinary share
—Basic	$0.99	$0.98	$2.57	$2.30
—Diluted	$0.99	$0.98	$2.56	$2.30
Weighted average number of ordinary shares outstanding used in computing net income per ordinary share
—Basic	37,539,214	41,364,886	38,535,151	41,150,372
—Diluted	37,605,032	41,395,001	38,607,748	41,258,416

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$98,873	$94,849
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,304	6,253
Share-based compensation	4,602	15,580
Operating lease	3,583	25,196
Changes in accounts receivables	(21)	(3,836)
Changes in inventories	759	(52,645)
Changes in prepayments and other assets	(5,002)	(5,229)
Changes in accounts payable, accrued expenses and other current liabilities	18,223	10,982
Changes in contract liabilities	575	(104)
Changes in income tax payable	(2,151)	5,921
Changes in deferred income taxes	(1,137)	(7,957)
Other operating activities	1,684	650
Net cash provided by operating activities	$126,292	$89,660
Cash flows from investing activities:
Purchases of property and equipment	(5,162)	(14,038)
Disposals of property and equipment	131	1,700
Purchases of investments	(84,694)	(53,547)
Sales and maturities of investments	93,287	11,843
Net cash provided by (used in) investing activities	$3,562	$(54,042)
Cash flows from financing activities:
Repayment of finance lease obligations	$(284)	$(1,589)
Repurchases of ordinary shares	(57,373)	—
Net cash used in financing activities	$(57,657)	$(1,589)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	2,913	130
Net increase in cash, cash equivalents and restricted cash	$75,110	$34,159
Cash, cash equivalents and restricted cash at the beginning of the period	260,444	184,168
Cash, cash equivalents and restricted cash at the end of the period	$335,554	$218,327
Supplemental disclosure of cash flow information
Cash paid for interest expense	$126	$227
Cash paid for income taxes	$22,061	$18,889

GigaCloud Technology Inc
UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
(In thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September30
	2025	2024	2025	2024
	(In thousands)		(In thousands)
Net Income	$37,175	$40,685	$98,873	$94,849
Add: Income tax expense	6,857	7,189	18,618	15,379
Add: Interest expense	71	87	126	227
Less: Interest income	(3,120)	(2,703)	(8,555)	(6,556)
Add: Depreciation and amortization	2,115	2,108	6,304	6,253
Add: Share-based compensation expenses	349	1,433	4,602	15,580
Add: Non-recurring items(1)	—	—	—	308
Adjusted EBITDA	$43,447	$48,799	$119,968	$126,040
_____________________
(1)    One of our fulfillment centers in Japan experienced a fire in March 2024. We recognized losses as a result of the fire. Based on the provisions of our insurance policy, the gross losses have been reduced by the estimated insurance proceeds expected to be received from our insurance carrier. We have determined that partial recovery of the incurred losses is probable and therefore recorded net losses of $308 thousand in the nine months ended September 30, 2024. We do not believe such losses to be recurring or frequent in nature.
UNAUDITED RECONCILIATION OF ADJUSTED EPS – DILUTED

	Three Months Ended September 30,		Nine Months Ended September30
	2025	2024	2025	2024
Net income per ordinary share – diluted	$0.99	$0.98	$2.56	$2.30
Adjustments, per ordinary share:
Add: Income tax expense	0.18	0.17	0.48	0.37
Add: Interest expense	—	—	—	0.01
Less: Interest income	(0.08)	(0.07)	(0.22)	(0.16)
Add: Depreciation and amortization	0.06	0.05	0.16	0.15
Add: Share-based compensation expenses	0.01	0.02	0.12	0.38
Add: Non-recurring items(1)	—	—	—	0.01
Adjusted EPS – diluted	$1.16	$1.15	$3.11	$3.06

Weighted average number of ordinary shares outstanding - diluted	37,605,032	41,395,001	38,607,748	41,258,416
_____________________
(1)    One of our fulfillment centers in Japan experienced a fire in March 2024. We recognized losses as a result of the fire. Based on the provisions of our insurance policy, the gross losses have been reduced by the estimated insurance proceeds expected to be received from our insurance carrier. We have determined that partial recovery of the incurred losses is probable and therefore recorded net losses of $308 thousand in the nine months ended September 30, 2024. We do not believe such losses to be recurring or frequent in nature.